EXHIBIT 16.1

November 3, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read the statements under Item 4.01 on Form 8-K of MedAmerica Properties, Inc. to be filed with the United States Securities and Exchange Commission on or about November 3, 2017. We agree with all statements pertaining to us. We have no basis on which to agree or disagree with the other statements contained therein.

Sincerely,

/s/ Zachary Salum Auditors, P. A.

Zachary Salum Auditors, P.A.

7900 Red Road, Suite 26, South Miami, FL 33143

Tel (305) 663-6660 Fax (305) 663- 8771